Exhibit 99.1

New York Mortgage Trust Reports

Second Quarter 2015 Results

NEW YORK, NY – August 4, 2015 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the quarter ended June 30, 2015.

Summary of Second Quarter 2015:

●	Net income attributable to common stockholders of $21.5 million, or $0.20 per share.

●	Net interest income of $20.3 million and net interest margin of 391 basis points.

●

Issued and sold 1,413,757 shares of its common stock at an average price of $7.79 per share under its at-the-market offering programs, resulting in net proceeds to the Company of approximately $10.8 million.

●	Issued 3,600,000 shares of 7.875% Series C Cumulative Redeemable Preferred Stock for total net proceeds of $86.9 million.

●	Completed the sale of CLOs realizing a gain of approximately $3.2 million.

●

Sold or refinanced distressed residential mortgage loans with a carrying value of approximately $16.6 million for aggregate proceeds of approximately $20.2 million, which resulted in a net realized gain, before income taxes, of approximately $3.6 million.

●	Book value per common share of $6.82 at June 30, 2015 as compared to $7.03 at March 31, 2015 and $7.07 per common share at December 31, 2014.

●	Declared second quarter dividend of $0.27 per common share that was paid on July 27, 2015, marking the thirteenth consecutive quarter at this level.

Subsequent Developments:

Entered into a Contribution Agreement with RiverBanc Multifamily Investors, Inc. (“RMI”), RiverBanc Multifamily LP (“RMI OP”) and certain other third parties pursuant to which the Company agreed to contribute 100% of its common and preferred equity ownership interests in RB Multifamily Investors LLC (“RBMI”) to RMI in exchange for an aggregate of 2,451,211 shares of RMI’s common stock. RBMI would become a subsidiary of RMI upon completion of the transaction. In addition, the Company entered into a contribution agreement with RMI and RMI OP pursuant to which the Company agreed to sell to RMI a portfolio of preferred equity investments and a mezzanine loan for cash consideration of approximately $28.5 million. The transactions contemplated by the contribution agreements are subject to certain closing conditions, including the completion of RMI’s initial public offering of RMI common stock.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). NYMT is an internally managed real estate investment trust, or REIT, which invests in mortgage-related and financial assets and targets residential mortgage loans, including loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments and other commercial real estate-related investments, Agency RMBS consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS and Agency IOs consisting of interest only and inverse interest-only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans. RiverBanc LLC, The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its targeted asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Management Overview

Steven Mumma, NYMT’s Chairman, Chief Executive Officer and President, commented: “The Company continued to build out its credit residential strategy by investing additional capital in its multifamily and distressed residential loan portfolios and enhanced the Company’s capital base with the issuance of $90 million in Series C preferred stock during the second quarter of 2015. Consistent with our focus on credit assets, we are pleased to announce the expansion of our credit residential strategy into a new product category — a targeted second lien mortgage program. The Company is in the process of finalizing a strategic relationship with a nationally recognized residential loan originator whereby we will be a primary investor in the program. We anticipate targeting higher credit-quality borrowers that are currently underserved and believe that the program will provides us with an attractive way to expand our portfolio with credit assets that we expect will generate attractive risk-adjusted returns. We expect to begin purchasing closed loans in the third quarter of 2015 and anticipate that this program will provide material contributions to our net interest margin before the end of 2015. As the program is finalized and builds out, we will provide more details. The Company did exit the second quarter with over $75 million in excess liquidity and we expect to invest that excess liquidity in the third quarter primarily in distressed residential loans and the new second lien mortgage program.

The Company generated earnings of $0.20 per share for the second quarter of 2015, which was below our expectations and was primarily attributable to lower than expected loan sale activity in our distressed loan portfolio that produces realized gains and underperformance by our Agency RMBS and Agency IO portfolios. The Agency RMBS and Agency IO portfolios suffered interest rate spread compressions mainly due to elevated CPRs which we believe will subside heading into the end of the year. The Agency IO portfolio has generated attractive returns for our portfolio over time and we expect this asset class to perform better in future periods. The lower than expected returns from loan sale activities in our distressed residential loan portfolio continues to be more a function of timing than price execution. In response to this, we have adjusted our processes and anticipate more-timely sales execution during the third quarter of 2015. Finally, as we expand our credit residential strategy through the introduction of our second lien mortgage program, we expect our net margin to increase ratably and provide a comparatively greater contribution to earnings than realized gains on credit assets.

We endeavor as a Company to manage a portfolio of investments that will deliver stable distributions to our stockholders over diverse economic conditions and not focus on the result of any single quarter. We continue to believe our current portfolio, coupled with improved loan sales execution in our distressed loan portfolio and the full deployment of excess liquidity noted above can generate annual earnings that are reflective of our current dividend policy.”

Capital Allocation

The following table sets forth our allocated capital by investment type at June 30, 2015 (dollar amounts in thousands):

At June 30, 2015

At June 30, 2015	Agency RMBS	Agency IOs	Multi- Family(1)	Distressed Residential Loans	Residential Securitized Loans	Other(2)	Total

Carrying value	$609,047	$124,553	$445,222	$584,986	$137,440	$5,951	$1,907,199
Liabilities:
Callable	(524,114)	(61,378)	—	(236,908)	—	—	(822,400)
Non-callable	—	—	(83,684)	(108,006)	(133,258)	(45,000)	(369,948)
Hedges (Net) (3)	1,724	5,202	—	—	—	—	6,926
Cash(4)	3,364	39,247	2,101	1,384	—	100,586	146,682
Other	10,867	2,940	40	27,696	948	499	42,990
Net capital allocated	$100,888	$110,564	$363,679	$269,152	$5,130	$62,036	$911,449

(1)

The Company determined it is the primary beneficiary of certain Freddie Mac-sponsored K-Series securitizations (the “Consolidated K-Series,” as defined below) and has consolidated the Consolidated K-Series into the Company’s financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities issued by the securitizations comprising the Consolidated K-Series that are actually owned by us. A reconciliation of net capital allocated in multi-family investments is included below in “Additional Information.”

(2)	Other includes non-Agency RMBS and loans held for investment. Other non-callable liabilities include $45.0 million in subordinated debentures.
(3)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.
(4)

Includes $38.4 held in overnight deposits in our Agency IO portfolio to be used for trading purposes. Such deposit is included in the Company’s accompanying condensed consolidated balance sheet in receivables and other assets.

Results of Operations

For the three months ended June 30, 2015, we reported net income attributable to common stockholders of $21.5 million as compared to net income attributable to common stockholders of $30.3 million for the same period in 2014. The main components of the change in net income for the three months ended June 30, 2015, as compared to the same period in 2014 are detailed in the following table (dollar amounts in thousands, except per share data):

	For the Three Months Ended June 30,
	2015	2014	$ Change
Net interest income	$20,303	$19,883	$420
Total other income	$14,645	$20,011	$(5,366)
Total general, administrative and other expenses	$(9,139)	$(7,577)	$(1,562)
Income from operations before income taxes	$25,809	$32,317	$(6,508)
Income tax expense	$(1,178)	$(538)	$(640)
Net income	$24,631	$31,779	$(7,148)
Preferred stock dividends	$(3,087)	$(1,453)	$(1,634)
Net income attributable to common stockholders	$21,544	$30,326	$(8,782)
Basic income per common share	$0.20	$0.34	$(0.14)
Diluted income per common share	$0.20	$0.34	$(0.14)

Net Interest Income

The increase in net interest income for the three months ended June 30, 2015 as compared to the corresponding period in 2014 is primarily attributable to an increase in the Company’s average interest earning assets, which were approximately $1.8 billion for the three months ended June 30, 2015 as compared to $1.6 billion for the three months ended June 30, 2014. In particular, the Company’s investments in distressed residential loans have increased to $580.5 million as of June 30, 2015 from $243.8 million as of June 30, 2014, resulting in an increase of approximately $4.0 million in net interest income for the three months ended June 30, 2015, as compared to the same period in 2014. Net interest income for the three months ended June 30, 2015 was negatively impacted by our Agency IO portfolio, with net interest income declining by approximately $2.8 million for the three months ended June 30, 2015, as compared to the same period in 2014 due primarily to higher prepayment rates. Net interest income was also impacted by a reduction in the average interest earning assets in our multi-family portfolio due to the opportunistic sale of two multi-family CMBS investments in the second half of 2014 and one multi-family CMBS investment in February 2015. This reduction in average interest earning assets contributed to a reduction of $0.7 million in net interest income from our multi-family portfolio.

The following table sets forth certain information about our portfolio by investment type and the related interest income, interest expense, weighted average yield, average cost of funds and net interest spread for the three months ended June 30, 2015 and 2014, respectively (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi- Family(1)	Distressed Residential Loans	Residential Securitized Loans	Other	Total
For the Three Months Ended June 30, 2015
Interest Income	$2,827	$2,341	$7,844	$10,356	$864	$3,176	$27,408
Interest Expense	(1,175)	(202)	(1,500)	(3,539)	(221)	—	(6,637)
Interest Expense on Subordinated Debentures	—	—	—	—	—	(468)	(468)
Net Interest Income	$1,652	$2,139	$6,344	$6,817	$643	$2,708	$20,303

Average Interest Earning Assets (2)	$633,024	$128,086	$263,415	$577,674	$145,667	$32,906	$1,780,772
Weighted Average Yield on Interest Earning Assets(3)	1.79%	7.31%	11.91%	7.17%	2.37%	38.61%	6.16%
Average Cost of Funds(4)	0.87%	1.27%	7.13%	4.00%	0.64%	—	2.25%
Weighted Average Cost of subordinated debentures	—	—	—	—	—	4.11%	4.11%
Net Interest Spread(5)	0.92%	6.04%	4.78%	3.17%	1.73%	38.61%	3.91%

	Agency RMBS	Agency IOs	Multi- Family(1)	Distressed Residential Loans	Residential Securitized Loans	Other	Total
For the Three Months Ended June 30, 2014
Interest Income	$3,719	$5,152	$9,525	$4,852	$1,002	$2,188	$26,438
Interest Expense	(1,154)	(211)	(2,444)	(2,015)	(228)	(37)	(6,089)
Interest Expense on Subordinated Debentures	—	—	—	—	—	(466)	(466)
Net Interest Income	$2,565	$4,941	$7,081	$2,837	$774	$1,685	$19,883

Average Interest Earning Assets (2)	$740,350	$152,420	$307,830	$237,760	$162,870	$23,740	$1,624,970
Weighted Average Yield on Interest Earning Assets(3)	2.01%	13.52%	12.38%	8.16%	2.46%	36.87%	6.51%
Average Cost of Funds(4)	0.70%	0.93%	7.19%	4.78%	0.59%	1.73%	2.00%
Weighted Average Cost of subordinated debentures	—	—	—	—	—	4.10%	4.10%
Net Interest Spread(5)	1.31%	12.59%	5.19%	3.38%	1.87%	35.14%	4.51%

(1)

The Company determined it is the primary beneficiary of certain Freddie Mac-sponsored K-Series securitizations (the “Consolidated K-Series,” as defined below) and has consolidated the Consolidated K-Series into the Company’s financial statements.  Interest income amounts represent interest income earned by securities that are actually owned by us. A reconciliation of interest income to our financial statements is included below in “Additional Information.”

(2)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.
(3)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our average Interest Earning Assets for the quarter.
(4)

Our Average Cost of Funds was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding subordinated debentures for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(5)	Net Interest Spread is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the Weighted Average Cost of subordinated debentures.

Prepayment History

The following table sets forth the actual CPRs for selected asset classes, by quarter, for the quarterly periods indicated below:

Quarter Ended	Agency ARMs	Agency Fixed Rate	Agency IOs	Non-Agency RMBS	Residential Securitizations	Weighted Average for Overall Portfolio
June 30, 2015	9.2%	10.6%	16.3%	12.5%	11.1%	13.3%
March 31, 2015	9.1%	6.5%	14.7%	15.5%	13.7%	11.5%
December 31, 2014	12.3%	6.5%	14.6%	13.7%	5.4%	11.1%
September 30, 2014	20.5%	9.2%	15.2%	18.7%	5.4%	13.1%
June 30, 2014	9.9%	6.7%	12.7%	10.5%	7.0%	10.1%
March 31, 2014	8.8%	5.2%	11.3%	9.7%	7.5%	8.8%

Other Income

Total other income decreased by $5.4 million for the three months ended June 30, 2015 as compared to the same period in 2014. The change in total other income was primarily driven by:

●

A decrease in realized gain on investment securities and related hedges of $2.6 million for the three months ended June 30, 2015 as compared to the same period in 2014. Our Agency IO portfolio had an increase of $5.8 million in realized losses on its derivative instruments for the three months ended June 30, 2015 as compared to the same period in 2014. The increase in realized losses generated by the Agency IO portfolio was partially offset by the realized gain on the sale of CLOs amounting to $3.2 million for the three months ended June 30, 2015.

●

An increase in net unrealized gain on investment securities and related hedges of $6.0 million for the three months ended June 30, 2015 as compared to the same period in 2014 primarily related to our Agency IO portfolio. The increase in net unrealized gain activity was partially offset by the realized loss activity generated by the Agency IO portfolio as discussed above. The Agency IO portfolio strategy is structured and hedged to primarily generate net interest margin on the portfolio, such that, overtime, the unrealized and realized gain/loss activity associated with the strategy will offset each other and result in no gain or loss. During the second quarter of 2015, our Agency IO portfolio was also negatively impacted by increased prepayment levels and overall interest rate volatility.

●	A decrease in net unrealized gains on multi-family loans and debt held in securitization trusts of $14.6 million for the three months ended June 30, 2015 as compared to the same period in 2014.

●

An increase in realized gains on distressed residential mortgage loans of $3.2 million for the three months ended June 30, 2015 as compared to the same period in 2014 due to increased refinancing and sale activity in the second quarter of 2015 as compared to second quarter of 2014. Because each loan buyer’s diligence requirements differ, income generation from the workout or resale of these loans remains challenging to predict and is expected to be uneven from quarter to quarter.

●

An increase in other income of $2.1 million for the three months ended June 30, 2015 as compared to the same period in 2014 primarily due to the following two factors: 1) an increase in income from our common and preferred equity interests in RBMI, an entity that invests in commercial real estate-related debt investments and is managed by RiverBanc, and 2) an increase in income related to our 20% membership interest in RiverBanc.

Comparative Expenses (dollar amounts in thousands):

	For the Three Months Ended June 30,
General, Administrative and Other Expenses	2015	2014	$ Change
Salaries, benefits and directors’ compensation	$1,280	$1,144	$136
Base management and incentive fees	4,141	3,866	275
Expenses on distressed residential mortgage loans	2,682	1,217	1,465
Other	1,036	1,350	(314)
Total	$9,139	$7,577	$1,562

The increase in base management and incentive fees for the three months ended June 30, 2015 as compared to the same period in 2014 was driven by (i) the increase in assets managed by our external managers, and (ii) the incentive compensation earned by Harvest Capital Strategies LLC (“HCS”) pursuant to our prior advisory agreement with HCS in connection with the sale of CLOs in the second quarter of 2015.

The increase in expenses related to distressed residential mortgage loans for the three months ended June 30, 2015, as compared to the same period in 2014 is due to a higher average balance of loans outstanding, thereby resulting in higher servicing costs, work-out costs and due diligence costs.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the three months ended June 30, 2015 (amounts in thousands, except per share):

	Three Months Ended June 30, 2015
	Amount	Shares	Per Share(1)
Beginning Balance	$758,759	107,952	$7.03
Common stock issuance, net	11,276	1,450
Preferred stock issuance, net	86,862
Preferred stock liquidation preference	(90,000)
Balance after share issuance activity	766,897	109,402	7.01
Dividends declared	(29,538)		(0.27)
Net change AOCI: (2)
Hedges	99		—
RMBS	(6,361)		(0.06)
CMBS	354		—
CLOs	(6,546)		(0.06)
Net income attributable to common stockholders	21,544		0.20
Ending Balance	$746,449	109,402	$6.82

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of June 30, 2015 of 109,401,721.
(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Wednesday, August 5, 2015 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2015. The conference call dial-in number is (877) 312-8806. The replay will be available until Thursday, August 13, 2015 and can be accessed by dialing (855) 859-2056 and entering passcode 97409415. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Second quarter 2015 financial and operating data can be viewed on the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about August 7, 2015. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and Consolidated K-Series” refers to, as of June 30, 2015, five separate Freddie Mac- sponsored multi-family loan K-Series securitizations, or as of December 31, 2014, six separate Freddie Mac- sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, or SPEs, own the first loss PO securities and certain IO securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of June 30, 2015 is set forth below (dollar amounts in thousands):

June 30, 2015
Multi-family loans held in securitization trusts, at fair value	$7,235,328
Multi-family CDOs, at fair value	(6,932,092)
Net carrying value	303,236
Investment securities available for sale, at fair value held in securitization trusts	40,217
Total CMBS, at fair value	343,453
First mortgage loan, mezzanine loan and equity investments	101,769
Securitized debt	(83,684)
Cash and other	2,141
Net Capital in Multi-Family	$363,679

A reconciliation of our interest income in multi-family investments to our condensed consolidated financial statements for the three months ended June 30, 2015 and 2014, respectively is set forth below (dollar amounts in thousands):

	Three Months Ended June 30,
	2015	2014
Interest income, multi-family loans held in securitization trusts	$62,984	$75,501
Interest income, investment securities, available for sale(1)	921	2,477
Interest expense, multi-family collateralized obligations	(56,992)	(69,110)
Interest income, multi-family CMBS	6,913	8,868
Interest income, mezzanine loan and preferred equity investments(1)	931	657
Interest income in Multi-Family	$7,844	$9,525

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:	AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014

INTEREST INCOME:
Investment securities and other	$10,196	$14,193	$21,540	$29,157
Multi-family loans held in securitization trusts	62,984	75,501	129,284	150,445
Residential mortgage loans held in securitization trusts	895	1,005	2,075	1,983
Distressed residential mortgage loans	10,325	4,849	20,486	9,201
Total interest income	84,400	95,548	173,385	190,786

INTEREST EXPENSE:
Investment securities and other	3,442	1,402	6,905	2,872
Multi-family collateralized debt obligations	56,992	69,110	117,087	137,857
Residential collateralized debt obligations	221	228	460	463
Securitized debt	2,974	4,459	6,101	8,961
Subordinated debentures	468	466	928	925
Total interest expense	64,097	75,665	131,481	151,078

NET INTEREST INCOME	20,303	19,883	41,904	39,708

OTHER INCOME (EXPENSE):
Provision for loan losses	(112)	(663)	(548)	(1,152)
Realized (loss) gain on investment securities and related hedges, net	(1,291)	1,325	(167)	3,364
Gain on de-consolidation of multi-family loans held in securitization trust and multi-family collateralized debt obligations	-	-	1,483	-
Realized gain on distressed residential mortgage loans	3,614	418	4,290	8,643
Unrealized gain (loss) on investment securities and related hedges, net	4,716	(1,291)	(1,012)	(3,027)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	5,418	20,019	19,046	24,945
Other income (including $1,712, $121, $3,588 and $263 from related parties, respectively)	2,300	203	4,586	713
Total other income	14,645	20,011	27,678	33,486

Base management and incentive fees (including $3,917, $1,129, $4,822 and $2,219 to related parties, respectively)	4,141	3,866	11,011	7,644
Expenses related to distressed residential mortgage loans	2,682	1,217	4,566	2,429
Other general and administrative expenses (including $0, $80, $0 and $80 to related parties, respectively)	2,316	2,494	4,408	5,063
Total general, administrative and other expenses	9,139	7,577	19,985	15,136

INCOME FROM OPERATIONS BEFORE INCOME TAXES	25,809	32,317	49,597	58,058
Income tax expense	1,178	538	1,423	3,568
NET INCOME	24,631	31,779	48,174	54,490
Preferred stock dividends	(3,087)	(1,453)	(4,540)	(2,906)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$21,544	$30,326	$43,634	$51,584

Basic income per common share	$0.20	$0.34	$0.41	$0.63
Diluted income per common share	$0.20	$0.34	$0.41	$0.63
Weighted average shares outstanding-basic	109,252	89,686	107,380	82,137
Weighted average shares outstanding-diluted	109,252	89,686	107,380	82,137

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	June 30,	December 31,
	2015	2014
ASSETS	(unaudited)

Investment securities, available for sale, at fair value (including pledged securities of $644,787 and $702,684, respectively)	$735,320	$816,647
Investment securities, available for sale, at fair value held in securitization trusts	40,217	38,594
Residential mortgage loans held in securitization trusts (net)	137,440	149,614
Distressed residential mortgage loans held in securitization trusts (net)	201,392	221,591
Distressed residential mortgage loans	379,148	361,106
Multi-family loans held in securitization trusts, at fair value	7,235,328	8,365,514
Derivative assets	302,817	288,850
Receivables for Securities Sold	34,733	-
Cash and cash equivalents	106,461	75,598
Receivables and other assets	232,588	222,491
Total Assets (1)	$9,405,444	$10,540,005

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$585,492	$651,965
Financing arrangements, distressed residential mortgage loans	236,908	238,949
Residential collateralized debt obligations	133,258	145,542
Multi-family collateralized debt obligations, at fair value	6,932,092	8,048,053
Securitized debt	191,689	232,877
Derivative liabilities	4,411	1,463
Payable for securities purchased	302,322	283,537
Accrued expenses and other liabilities (including $461 and $6,317 to related parties, respectively)	62,823	74,692
Subordinated debentures	45,000	45,000
Total liabilities (1)	8,493,995	9,722,078

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 and 3,450,000 shares authorized as of June 30, 2015 and December 31, 2014 respectively, 3,000,000 shares issued and outstanding as of June 30,2015 and December 31, 2014	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 and 0 shares issued and outstanding as of June 30, 2015 and December 31, 2014	86,862	-
Common stock, $0.01 par value, 400,000,000 shares authorized, 109,401,721 and 105,094,565 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	1,094	1,051
Additional paid-in capital	734,118	701,871
Accumulated other comprehensive (loss)income	(563)	10,015
Retained earnings	17,541	32,593
Total stockholders' equity	911,449	817,927
Total Liabilities and Stockholders' Equity	$9,405,444	$10,540,005

(1) Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2015 and December 31, 2014, assets of consolidated VIEs totaled $7,663,228 and $8,847,078, respectively, and the liabilities of consolidated VIEs totaled $7,281,234 and $8,457,034, respectively.